Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact Information:
Investor Relations
Jeff Sonnek
(646) 277-1263
jeff.sonnek@icrinc.com

Lifecore Biomedical Reports Third Quarter Fiscal Year 2023 Results
Going concern qualification is removed as a result of the $150 million new financing transaction announced last week

CHASKA, MN – June 1, 2023 - Lifecore Biomedical, Inc. (“Lifecore” or the “Company”), a fully integrated contract development and manufacturing organization (“CDMO”), reported results for the fiscal 2023 third quarter ended February 26, 2023.

CEO COMMENTS:
James G. Hall, President and Chief Executive Officer of Lifecore, commented, “We took a noteworthy step forward last week with the execution of an enhanced Supply Agreement with a significant, long-term customer, Alcon, as well as completing a comprehensive restructuring of our debt arrangements led by Alcon. These transactions allow the Company to clear the existing Going Concern qualification and create a more stable and sustainable business model. In combination with the sale of our remaining Curation Foods segment business in early April, Lifecore is beginning a new chapter as a stand-alone CDMO. Going forward, we remain focused on continuing to execute on our business plan and evaluate potential strategic alternatives so as to determine the best path forward to maximize value for our stockholders.”

Mr. Hall continued, “Our fiscal third quarter results came in as expected and reflect a continuation of the timing differences we experienced in the second quarter resulting from delayed commercialization of certain customers’ projects, onboarding new development projects that are in the earlier, lower revenue stages of development and timing of fermentation revenues. Despite this temporary deceleration, we have made significant advancements in our commercial development pipeline, including the expanded supply agreement for HA fermentation with Alcon, as well as further advancements in our development pipeline, in which we are seeing increased customer interest in partnering with Lifecore. The product of these advancements will be visible in fiscal fourth quarter performance with a sequential step up in Lifecore's segment adjusted EBITDA that approximates a doubling of fiscal third quarter results.”

LIFECORE FISCAL THIRD QUARTER 2023 FINANCIAL HIGHLIGHTS:
As previously reported, on December 13, 2021, the Company closed on the sale of its Curation Foods' fresh packaged salads and vegetables business (the “Eat Smart Disposition”), and on February 7, 2023, the Company closed on the sale of its avocado products business (the “Yucatan Disposition”), and as such, those results are reflected as discontinued operations in all periods presented within the Company’s financial statements reported herein. The operations associated with the Company's remaining Curation Foods assets are reflected as part of the Curation Foods segment in all periods presented within the Company’s financial statements reported herein.
•Consolidated revenues of $27.6 million, a decrease of 26.2% year-over-year.
•Consolidated gross profit of $6.0 million, a decrease of $6.9 million, or 53.5% year-over-year
•Consolidated net loss from continuing operations of $15.5 million, which includes $8.9 million of restructuring and other non-recurring charges such as legal expenses, both net of tax.

•Consolidated adjusted EBITDA of $1.5 million, compared to $6.7 million in the prior year period.
•Lifecore segment adjusted EBITDA of $3.0 million, compared to $8.6 million in the prior year period, which reflects a shift in the timing of shipments to customers, the lower development revenue associated with a delay in onboarding new customers, as well as a higher mix of earlier stage projects with lower initial revenues versus the prior year period.

REMOVAL OF GOING CONCERN QUALIFICATION
As further described in our Quarterly Report on Form 10-Q for the three months ended February 26, 2023 (the “Current 10-Q”), the Company evaluated its financial condition, and, based on this evaluation, the Company has determined that the existence of those certain conditions and events that gave rise to a substantial doubt about the Company’s ability to continue as a going concern within one year following the filing date of the Current 10-Q were no longer present, and thus the Company has removed its previously announced going concern qualification. As a result of this determination, all outstanding borrowings under the Company’s existing credit agreements are anticipated to be reclassified to long term on the consolidated balance sheet as of May 31, 2023.

CONSOLIDATED FISCAL THIRD QUARTER 2023 RESULTS:
Fiscal third quarter 2023 results compared to fiscal third quarter 2022 are as follows:

(Unaudited and in thousands, except per-share data)	Three Months Ended		Change
	February 26, 2023	February 27, 2022	Amount	%
Revenues	$27,600	$37,399	$(9,799)	(26)%
Gross profit	5,978	12,866	(6,888)	(54)%
Net income (loss)	(15,461)	(6,638)	(8,823)	(133)%
Adjusted net income (loss)*	(6,532)	(1,638)	(4,894)	(299)%
Diluted net income (loss) per share	(0.51)	(0.23)	(0.28)	(122)%
Adjusted diluted net income (loss) per share*	(0.22)	(0.06)	(0.16)	(267)%
EBITDA*	(32,195)	(7,092)	(25,103)	(354)%
Adjusted EBITDA*	1,451	6,740	(5,289)	(78)%
* See “Non-GAAP Financial Information” at the end of this release as to how the Company defines these non-GAAP financial measures and for a reconciliation thereof.

Revenues decreased $9.8 million year-over-year, which was primarily a result of a $8.5 million decrease in Lifecore segment revenues.
Gross profit decreased $6.9 million year-over-year, which was driven by a $6.8 million decrease in the Lifecore segment and a $0.1 million decrease in the Curation Foods segment.
Net loss from continuing operations increased $8.8 million to a loss of $15.5 million for fiscal third quarter 2023, which includes $8.9 million of restructuring and non-recurring charges, net of taxes, related to consolidating and optimizing operations associated with the Company's strategy to divest its Curation Foods assets. This compares to a net loss of $6.6 million in the prior year period, which includes $4.5 million of restructuring and non-recurring charges, net of tax, similarly related to consolidating and optimizing its Curation Foods operations.

SEGMENT RESULTS:
Lifecore Segment:

(Unaudited and in thousands)	Three Months Ended		Change		Nine Months Ended		Change
	February 26, 2023	February 27, 2022	Amount	%	February 26, 2023	February 27, 2022	Amount	%
Revenue:
CDMO	$17,809	$24,799	$(6,990)	(28)%	$52,088	$63,951	$(11,863)	(19)%
Fermentation	8,521	10,009	(1,488)	(15)%	19,635	17,756	1,879	11%
Total revenue	$26,330	$34,808	$(8,478)	(24)%	$71,723	$81,707	$(9,984)	(12)%

Lifecore is the Company’s CDMO business focused on product development and manufacturing of sterile injectable products. Lifecore continues to expand its presence in the robust CDMO marketplace by utilizing its specialized capabilities to partner with and provide value-added services to biopharmaceutical and medical device companies. Lifecore continues to seek to drive growth with a focus on building its business development pipeline, maximizing capacity and advancing product commercialization for innovative new therapies that improve patients’ lives.
In the fiscal third quarter 2023, Lifecore realized total revenues of $26.3 million, representing a decline of 24.4% as compared to the prior year period, primarily driven by a 28.2% decrease in its CDMO business and a 14.9% decrease in its Hyaluronic Acid ("HA") raw material manufacturing (fermentation) business. The decrease in CDMO revenue was primarily due to two prior year late-stage development customers’ delay in commercializing their products in the current year, a shift in the timing of shipments to customers, and lower development revenue associated with a earlier stage, lower revenue development projects with new customers. The decrease in HA raw material manufacturing revenue was primarily due to shipment timing from the prior year period.

Lifecore's development pipeline decreased by one to 24 active development programs under contract as of the end of fiscal 2023 third quarter. These projects are delineated as follows: early phase or proof of concept (eight projects), Phase 1 and Phase 2 clinical development (seven projects), and Phase 3 clinical development or scale-up/commercial validation activity (nine projects). Lifecore currently manufactures 29 commercial products for 14 clients, which is an increase of three from fiscal second quarter 2023.
Curation Foods Segment:

(Unaudited and in thousands)	Three Months Ended		Change		Nine Months Ended		Change
	February 26, 2023	February 27, 2022	Amount	%	February 26, 2023	February 27, 2022	Amount	%
Revenue:
Olive oil and vinegars	$1,270	$2,169	$(899)	(41)%	$6,025	$7,016	$(991)	(14)%
Technology	—	422	(422)	(100)%	—	1,417	(1,417)	(100)%
Total revenue	$1,270	$2,591	$(1,321)	(51)%	$6,025	$8,433	$(2,408)	(29)%
Curation Foods is the Company’s natural food business, which has since been divested through a series of strategic actions. On December 13, 2021 the Company closed on the Eat Smart Disposition for $73.5 million in cash. On June 2, 2022 the Company sold its BreatheWay business for $3.2 million in cash. On February 7, 2023, the Company closed its Yucatan Disposition for $17.5 million in cash. Additionally, subsequent to fiscal third quarter end, on April 6, 2023, the Company sold its remaining Curation Foods' asset, O Olive Oil and Vinegar, for $6.2 million, subject to customary post-closing adjustments.

CASH FLOW & BALANCE SHEET
Cash used in operations was $17.2 million for the nine-month period ended February 26, 2023 compared to $22.0 million of cash used in the prior year period. Cash provided by investing activities decreased $95.4 million compared to the prior year period to $3.3 million, primarily due to the timing of asset sales. Capital expenditures were $12.3 million for the nine-month period ended February 26, 2023 which were primarily focused on investing in Lifecore’s long-term growth initiatives. Cash provided by financing activities was $15.1 million for the nine-month period ended February 26, 2023, driven primarily by the previously publicly announced sale of common and preferred stock.
On January 9, 2023, the Company announced the closing of a $38.75 million private placement (the “Preferred PIPE”) of newly designated Series A convertible preferred stock of the Company. Simultaneously, the Company also amended its credit agreements to provide for, among other things, relief from certain financial covenants in effect at that time.
The Company had cash and cash equivalents of $3.0 million as of February 26, 2023. Total bank debt, net of cash, at February 26, 2023 was $112.0 million, consisting of its line of credit and term debt, compared to $137.2 million at fiscal 2022 year end.
Subsequent to fiscal third quarter end and as previously announced, on May 22, 2023, the Company entered into $150 million of new credit arrangements with Alcon, including a six-year credit agreement and a sale and leaseback of certain HA fermentation equipment which replaced its existing term loan. The term facility bears interest at the rate of 10%, which is payable in kind (“PIK”) for the first three years, and payable 3% in cash interest and 7% PIK interest thereafter until maturity. Alcon and the Company also entered into an equipment sale and leaseback transaction related to certain HA fermentation assets, with a lease term of ten years, subject to certain repurchase rights.
Concurrently with this arrangement, the Company and BMO, the Company’s current lender under its existing asset-based lending (“ABL”) revolving credit facility, entered into an amendment to the ABL revolving credit facility, which, among other things, contains waivers for all current defaults under the Company's ABL credit facility.
CONFERENCE CALL
The live webcast can be accessed via Lifecore's website on the Investor Events & Presentations page. The webcast will be available for 30 days.
Date: Thursday, June 1, 2023
Time: 7:30 a.m. Central time (8:30 a.m. Eastern time)
Webcast link: http://ir.lifecore.com/events-presentations
To participate in the conference call via telephone, dial toll-free: (844) 826-3033 or (412) 317-5185. Please call the conference telephone number 5-10 minutes prior to the start time so the operator can register your name and organization.
A replay of the call will be available through Thursday, June 8, 2023 by calling toll-free: (844) 512-2921 or direct (412) 317-6671, and entering code 10178817.
About Lifecore Biomedical
Lifecore Biomedical, Inc. is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade Hyaluronic Acid, Lifecore brings more than 40 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. For more information about the Company, visit Lifecore’s website at www.lifecore.com.

Non-GAAP Financial Information
This press release contains non-GAAP financial information, including with respects to EBITDA, adjusted EBITDA, Lifecore segment adjusted EBITDA, Curation Foods segment adjusted EBITDA, and Other segment adjusted EBITDA. The Company has included reconciliations of these non-GAAP financial measures to their respective most directly comparable financial measures calculated in accordance with GAAP. See the section entitled “Non-GAAP Financial Information and Reconciliations” in this release for definitions of EBITDA, adjusted EBITDA, Lifecore segment adjusted EBITDA, Curation Foods segment adjusted EBITDA, and Other segment adjusted EBITDA.
The Company has disclosed these non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures exclude/include certain items that are included in the Company’s results reported in accordance with GAAP. Management believes these non-GAAP financial measures provide useful additional information to investors about trends in the Company’s operations and are useful for period-over-period comparisons. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to the potential differences in methods of calculation and items being excluded/included. These non-GAAP financial measures should be read in conjunction with the Company’s consolidated financial statements presented in accordance with GAAP.

Important Cautions Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the outcome of any evaluation of the Company’s strategic alternatives or any discussions with any potential bidders related thereto the ability of the Company to continue as a going concern, the ability of the Company to conduct its strategic review process in a timely manner or at all, the timing and needs related to capital expenditures, any future relationship between Alcon and the Company, if any, the ability of the Company to conduct its strategic review process in a timely manner or at all, the Company’s ability to successfully complete the transition of the Company’s business and operations to focus on Lifecore, the timing and needs related to capital expenditures, the timing and expenses associated with operations, the ability to achieve acceptance of the Company’s new products in the market place, government regulations affecting our business, the timing of regulatory approvals, uncertainties related to COVID-19 and the impact of our responses to it, and the mix between domestic and international sales. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K/A. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

LIFECORE BIOMEDICAL, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands, except par value)

	February 26, 2023	May 29, 2022
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$2,950	$991
Accounts receivable, less allowance for credit losses	32,371	40,094
Inventories	48,696	44,300
Prepaid expenses and other current assets	4,422	5,183
Current assets, discontinued operations	—	33,144
Total Current Assets	88,439	123,712

Property and equipment, net	120,799	115,031
Operating lease right-of-use assets	5,924	6,519
Goodwill	13,881	13,881
Trademarks/tradenames	4,400	4,700
Other assets	2,710	2,900
Other assets, discontinued operations	—	11,063
Total Assets	$236,153	$277,806

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$14,762	$12,988
Accrued compensation	6,733	8,941
Other accrued liabilities	12,012	6,847
Current portion of lease liabilities	1,455	4,592
Deferred revenue	2,711	919
Line of credit	—	40,000
Current portion of long-term debt, net	—	98,178
Current liabilities, discontinued operations	—	4,345
Total Current Liabilities	37,673	176,810

Line of credit	16,000	—
Long-term debt, net	98,964	—
Long-term lease liabilities	10,516	8,356
Deferred taxes, net	80	126
Other non-current liabilities	203	190
Non-current liabilities, discontinued operations	—	1,627
Total Liabilities	163,436	187,109

Convertible Preferred stock, $0.001 par value; 2,000 shares authorized; 39 and 0 shares issued and outstanding at February 26, 2023 and May 29, 2022, respectively	38,510	—

Stockholders’ Equity:
Common stock, $0.001 par value; 50,000 shares authorized; 30,319 and 29,513 shares issued and outstanding at February 26, 2023 and May 29, 2022, respectively	30	30
Additional paid-in capital	174,268	167,352
Accumulated deficit	(140,091)	(76,099)
Accumulated other comprehensive loss	—	(586)
Total Stockholders’ Equity	34,207	90,697
Total Liabilities and Stockholders’ Equity	$236,153	$277,806

LIFECORE BIOMEDICAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(Unaudited) (In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	February 26, 2023	February 27, 2022	February 26, 2023	February 27, 2022
Product sales	$27,600	$37,399	$77,748	$90,140
Cost of product sales	21,622	24,533	58,178	58,507
Gross profit	5,978	12,866	19,570	31,633

Operating costs and expenses:
Research and development	1,964	2,000	6,128	5,722
Selling, general and administrative	10,972	14,163	31,201	27,659
Gain on sale of BreatheWay	—	—	(2,108)	—
Impairment of indefinite-lived intangible assets	—	—	300	—
Restructuring costs	2,741	5,270	4,611	7,530
Total operating costs and expenses	15,677	21,433	40,132	40,911
Operating (loss) income	(9,699)	(8,567)	(20,562)	(9,278)

Interest income	22	20	53	66
Interest expense	(5,818)	(4,105)	(13,715)	(13,877)
Transition services income	70	5,473	70	5,473
Other (expense) income, net	34	454	(481)	642
Net (loss) income before tax	(15,391)	(6,725)	(34,635)	(16,974)
Income tax benefit (expense)	(70)	87	(78)	5,591
Net loss from continuing operations	$(15,461)	$(6,638)	$(34,713)	$(11,383)

Discontinued operations:
Loss from discontinued operations	$(24,731)	$(6,859)	$(29,279)	$(49,576)
Income tax benefit (expense)	—	411	—	(157)
Loss from discontinued operations, net of tax	(24,731)	(6,448)	(29,279)	(49,733)
Net loss	$(40,192)	$(13,086)	$(63,992)	$(61,116)

Basic net loss per share:
Loss from continuing operations	$(0.51)	$(0.23)	$(1.16)	$(0.39)
Loss from discontinued operations	(0.82)	(0.22)	(0.98)	(1.68)
Total basic net (loss) income per share	$(1.33)	$(0.45)	$(2.14)	$(2.07)

Diluted net loss per share
Loss from continuing operations	$(0.51)	$(0.23)	$(1.16)	$(0.39)
Loss from discontinued operations	(0.82)	(0.22)	(0.98)	(1.68)
Total diluted net loss per share	$(1.33)	$(0.45)	$(2.14)	$(2.07)

Shares used in diluted per share computation	30,304	29,482	29,838	29,459

LIFECORE BIOMEDICAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	Nine Months Ended
	February 26, 2023	February 27, 2022
Cash flows from operating activities:
Net loss	$(63,992)	$(61,116)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization of intangibles, debt costs and right-of-use assets	10,392	14,488
Stock-based compensation expense	2,796	1,928
Deferred taxes	57	(5,471)
Loss on sale of Yucatan	21,039	—
(Gain) loss on disposal of property and equipment related to restructuring, net	—	5,185
Loss on sale of Eat Smart	—	235
Gain on sale of BreatheWay	(2,108)	—
Impairment of indefinite-lived intangible assets and goodwill	300	32,057
Other, net	101	(540)
Changes in current assets and current liabilities:
Accounts receivable, net	8,994	(7,525)
Inventories	(13,451)	(11,910)
Prepaid expenses and other current assets	(1,169)	(1,448)
Accounts payable	11,405	13,507
Accrued compensation	(1,895)	(2,027)
Other accrued liabilities	8,570	(70)
Deferred revenue	1,792	662
Net cash used in operating activities	(17,169)	(22,045)

Cash flows from investing activities:
Purchases of property and equipment	(12,319)	(18,539)
Sale of investment in non-public company	—	45,100
Proceeds from the sale of Eat Smart, net		73,500
Eat Smart sale net working capital adjustments	—	(2,390)
Proceeds from sale of BreatheWay, net	3,135	—
Proceeds from the sale of Yucatan, net	12,531	—
Proceeds from sales of property and equipment	—	1,096
Net cash provided by investing activities	3,347	98,767

Cash flows from financing activities:
Proceeds from sale of common stock, net of issuance costs	4,822	—
Proceeds from long-term debt	3,367	—
Payments on long-term debt	(3,199)	(86,376)
Proceeds from lines of credit	18,400	45,011
Payments for debt issuance costs	(3,669)	(169)
Payments on lines of credit	(42,400)	(34,111)
Taxes paid for employee stock plans	(274)	(518)
Proceeds from sale of preferred stock, net of issuance costs	38,082	—
Net cash provided by (used in) financing activities	15,129	(76,163)

Net increase (decrease) in cash and cash equivalents	1,307	559
Cash and cash equivalents, beginning of period	1,643	1,295
Cash and cash equivalents, end of period	$2,950	$1,854

Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment on trade vendor credit	$3,918	$1,764
Convertible Preferred Stock PIK dividend	$(428)	$—

LIFECORE BIOMEDICAL, INC.
SEGMENT RESULTS
(Unaudited and in thousands)

(Unaudited and in thousands)	Three Months Ended		Change		Nine Months Ended		Change
	February 26, 2023	February 27, 2022	Amount	%	February 26, 2023	February 27, 2022	Amount	%
Revenues:
Lifecore	$26,330	$34,808	$(8,478)	(24)%	$71,723	$81,707	$(9,984)	(12)%
Curation Foods	1,270	2,591	(1,321)	(51)%	6,025	8,433	(2,408)	(29)%
Total revenues	27,600	37,399	(9,799)	(26)%	77,748	90,140	(12,392)	(14)%

Gross profit:
Lifecore	6,072	12,905	(6,833)	(53)%	18,847	30,384	(11,537)	(38)%
Curation Foods	(94)	(39)	(55)	(141)%	723	1,249	(526)	(42)%
Total gross profit	5,978	12,866	(6,888)	(54)%	19,570	31,633	(12,063)	(38)%

Net (loss) income from continuing operations:
Lifecore	851	5,054	(4,203)	(83)%	2,269	11,317	(9,048)	(80)%
Curation Foods	280	(5,380)	5,660	N/M	(1,974)	4,640	(6,614)	N/M
Other	(16,592)	(6,312)	(10,280)	(163)%	(35,008)	(27,340)	(7,668)	(28)%
Total net loss from continuing operations	$(15,461)	$(6,638)	$(8,823)	(133)%	$(34,713)	$(11,383)	$(23,330)	(205)%
Loss from discontinued operations, net of tax:
Curation Foods	(22,802)	(3,407)	(19,395)	(569)%	(27,350)	(46,692)	19,342	41%
Other	(1,929)	(3,041)	1,112	37%	(1,929)	(3,041)	1,112	37%
Net loss	$(40,192)	$(13,086)	$(27,106)	(207)%	$(63,992)	$(61,116)	$(2,876)	(5)%

EBITDA:
Lifecore	$2,981	$8,306	$(5,325)	(64)%	$8,431	$19,728	$(11,297)	(57)%
Curation Foods	(25,298)	(10,135)	(15,163)	(150)%	(30,821)	(54,810)	23,989	44%
Other	(9,878)	(5,263)	(4,615)	(88)%	(19,702)	(12,486)	(7,216)	(58)%
Total EBITDA	$(32,195)	$(7,092)	$(25,103)	(354)%	$(42,092)	$(47,568)	$5,476	12%

Non-GAAP Financial Information and Reconciliations
EBITDA and adjusted EBITDA are non-GAAP financial measures. We define EBITDA as earnings before interest, income tax expense (benefit), and depreciation and amortization. We define adjusted EBITDA as EBITDA before certain restructuring and other non-recurring charges. See “Non-GAAP Financial Information” above for further information regarding the Company’s use of non-GAAP financial measures.

(Unaudited and in thousands)	Three Months Ended		Nine Months Ended
	February 26, 2023	February 27, 2022	February 26, 2023	February 27, 2022
Net loss	$(40,192)	$(13,086)	$(63,992)	$(61,116)
Interest expense, net of interest income	5,796	4,085	13,662	13,811
Income tax (benefit) expense	70	(87)	78	(5,591)
Depreciation and amortization	2,131	1,996	8,160	5,328
Total EBITDA	$(32,195)	$(7,092)	$(42,092)	$(47,568)
Restructuring and other non-recurring charges (1)	8,915	7,384	16,697	11,131
Impairment of indefinite-lived intangible assets	—	—	300	—
Loss from discontinued operations, net of tax	24,731	6,448	29,279	49,733
Total adjusted EBITDA	$1,451	$6,740	$4,184	$13,296

(Unaudited and in thousands)	Lifecore	Curation Foods	Other	Total
Three months ended February 26, 2023
Net (loss) income	$851	$(22,522)	$(18,521)	$(40,192)
Interest expense, net of interest income	(16)	—	5,812	5,796
Income tax (benefit) expense	268	(3,019)	2,821	70
Depreciation and amortization	1,878	243	10	2,131
Total EBITDA	2,981	(25,298)	(9,878)	(32,195)
Restructuring and other non-recurring charges (1)	60	2,869	5,986	8,915
Impairment of indefinite-lived intangible assets	—	—	—	—
Loss from discontinued operations, net of tax	—	22,802	1,929	24,731
Total adjusted EBITDA	$3,041	$373	$(1,963)	$1,451

Nine months ended February 26, 2023
Net (loss) income	$2,269	$(29,324)	$(36,937)	$(63,992)
Interest expense, net of interest income	(47)	1	13,708	13,662
Income tax (benefit) expense	717	(4,135)	3,496	78
Depreciation and amortization	5,492	2,637	31	8,160
Total EBITDA	8,431	(30,821)	(19,702)	(42,092)
Restructuring and other non-recurring charges	185	4,398	12,114	16,697
Impairment of indefinite-lived intangible assets		300		300
Loss from discontinued operations, net of tax	—	27,350	1,929	29,279
Total adjusted EBITDA	$8,616	$1,227	$(5,659)	$4,184

Three Months Ended February 27, 2022
Net (loss) income	$5,054	$(8,787)	$(9,353)	$(13,086)
Interest expense , net of interest income	(18)	26	4,077	4,085
Income tax (benefit) expense	1,596	(1,678)	(5)	(87)
Depreciation and amortization	1,674	304	18	1,996
Total EBITDA	8,306	(10,135)	(5,263)	(7,092)
Restructuring and other non-recurring charges	271	6,215	898	7,384
Loss from discontinued operations, net of tax	—	3,407	3,041	6,448
Total adjusted EBITDA	$8,577	$(513)	$(1,324)	$6,740

Nine Months Ended February 27, 2022
Net (loss) income	$11,317	$(42,052)	$(30,381)	$(61,116)
Interest expense , net of interest income	(57)	300	13,568	13,811
Income tax (benefit) expense	3,574	(13,422)	4,257	(5,591)
Depreciation and amortization	4,894	364	70	5,328
Total EBITDA	19,728	(54,810)	(12,486)	(47,568)
Restructuring and other non-recurring charges	271	6,681	4,179	11,131
Loss from discontinued operations, net of tax	—	46,692	3,041	49,733
Total adjusted EBITDA	$19,999	$(1,437)	$(5,266)	$13,296
(1)    During fiscal year 2020, the Company announced a restructuring plan to drive enhanced profitability, focus the business on its strategic assets, and redesign the organization to be the appropriate size to compete and thrive. This included a reduction-in-force, a reduction in leased office spaces, and the sale of non-strategic assets. Related to these continued activities, in the third quarter of fiscal year 2023, the Company incurred (1) $4.2 million of restructuring charges, primarily related to legal costs, audit fees and transition costs from corporate headquarters transition to Lifecore, (2) $2.3 million in restructuring costs associated with financial advisor and legal fees related to management of the prior term loan lenders, and (3) $2.4 million of non-recurring charges primarily related to consolidating and transitioning operations associated with the Yucatan Disposition.